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(BW) (WA-AMAZON.COM) (AMZN) AMAZON.COM PRESIDENT, COO JOSEPH GALLI RESIGNS

        (Editorial Attention) Writers

        SEATTLE--(BUSINESS WIRE)--July 25, 2000-- Amazon.com today announced that Joe Galli, president and chief operating officer, is leaving the company for personal reasons.

        Amazon.com founder and CEO Jeff Bezos said, "We'd like to thank Joe for his hard work and accomplishments over the last year. I believe he is making the right decision for him and his family circumstances. We all wish him the very best."

        Bezos will continue as CEO and resume the duties of president.

About Amazon.com

        Amazon.com (Amazon.com, Inc., and its subsidiaries) is the Internet's No. 1 music, No. 1 DVD and video, and No. 1 book retailer. Amazon.com (NASDAQ:
AMZN) opened its virtual doors on the World Wide Web in July 1995 and today offers Earth's Biggest Selection, along with online auctions and free electronic greeting cards. Amazon.com seeks to be the world's most customer-centric company, where customers can find and discover anything they may want to buy online. Amazon.com lists more than 18 million unique items in categories including books, CDs, toys, electronics, videos, DVDs, tools and hardware, lawn and patio items, kitchen products, software, and video games. Through Amazon.com zShops, any business or individual can sell virtually anything to Amazon.com's more than 20 million customers, and with Amazon.com Payments, any seller can accept credit card transactions, avoiding the hassles of offline payments. The company also participates in sothebys.amazon.com, the leading auction site for guaranteed art, jewelry, and collectibles, at www.sothebys.amazon.com.

        Amazon Anywhere is the leader in mobile e-commerce, providing access from anywhere in the world to Amazon.com on personal digital assistants (PDAs) and through handheld wireless Internet devices that use HDML or the Wireless Application Protocol.

        Amazon.com operates two international Web sites: www.amazon.co.uk and www.amazon.de. It also operates the Internet Movie Database (www.imdb.com), the Web's comprehensive and authoritative source of information on more than 220,000 movies and entertainment programs and 800,000 cast and crew members dating from the birth of film in 1892 to 2003. Amazon.com has invested in leading Internet retailers that are improving the lives of customers by making shopping easier and more convenient: Greenlight.com, the only company that offers car buyers the control of auto purchasing online with ongoing



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service and support from local dealerships, at www.greenlight.com; living.com, the leading online home products and services retailer, at www.living.com; drugstore.com, an online retail and information source for health, beauty, wellness, personal care and pharmacy, at www.drugstore.com; Pets.com, the online leader for pet products, expert information, and services, at www.pets.com; HomeGrocer.com, the first fully integrated Internet grocery-shopping and home-delivery service--with operations in Seattle; Portland, Oregon; and Southern California--at www.homegrocer.com; Gear.com, which offers brand-name sporting goods at prices from 20 to 90 percent off retail, at www.gear.com; Ashford.com, the leading Internet retailer of luxury and premium products and the Web's No. 1 retailer of watches and jewelry, at www.ashford.com; Audible, Inc., the leader in Internet-delivered spoken audio for PC-based listening or playback on AudibleReady portable digital audio devices, at www.audible.com; eZiba.com, a leading online retailer of handcrafted products from around the world, at www.eziba.com; and WineShopper.com, the San Francisco- and Napa-based Internet start-up that will ultimately offer consumers online access to the largest selection of wines available anywhere, at www.wineshopper.com.

        Amazon.com also has a minority interest in WeddingChannel.com, which brings together leading retailers with gift registry, expert advice, and personalized gift suggestions to help everyone give and receive the right wedding gifts, at www.weddingchannel.com; NextCard, Inc., considered the industry's leading issuer of consumer credit on the Internet, at www.nextcard.com; and Kozmo.com, the world's leading "e-mmediate" Internet-to-door delivery service, at www.kozmo.com.

        This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties that include, among others, Amazon.com's limited operating history, anticipated losses, significant amount of indebtedness, unpredictability of future revenues, potential fluctuations in quarterly operating results, seasonality, consumer trends, competition, risk of distribution center expansion, risks related to fourth quarter performance, risks of system interruption, management of potential growth, inventory risks, risks related to auction and zShops services, risks related to fraud and Amazon.com Payments, and risks of new business areas, international expansion, business combinations, and strategic alliances. More information about factors that potentially could affect Amazon.com's financial results is included in Amazon.com's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1999, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.


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        CONTACT: Amazon.com
                            Bill Curry (206) 266-7180